UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2009

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 1, 2009, ABX Air, Inc. ("ABX"), a wholly owned subsidiary of Air Transport Services Group, Inc. ("ATSG"), entered into an agreement (the "Agreement") with DHL Network Operations (USA), Inc. pursuant to which DHL has the option to lease up to four (4) Boeing 767-200 freighter aircraft from ABX and has assumed financial responsibility for the capital leases for five (5) other Boeing 767 aircraft that ABX is currently operating on behalf of DHL under the ACMI Service Agreement between the parties.

The Agreement, dated May 29, 2009, which formalizes a memorandum of understanding between DHL and ABX Air, dated March 2009, grants DHL options to lease from ABX Air, or an affiliate, up to four Boeing 767-200SF (freighter configuration) aircraft under favorable rates, and for terms beginning August 15, 2010, and continuing through 2015. The memorandum of understanding is described in a Form 8-K filed with the SEC on March 18, 2009.

In exchange, DHL has agreed to assume financial responsibility, retroactive to January 31, 2009, for ABX Air's obligations under capital leases on five Boeing 767-200PC (non-standard cargo door configuration) aircraft currently dedicated to DHL's U.S. network. As of March 31, 2009, ATSG's balance sheet reflected $50.2 million of debt and $21.5 million of net book value related to those aircraft capital leases.

The Agreement calls for ABX Air to grant to DHL up to $10 million of credit against future rent obligations for the four 767-200SFs. If DHL elects not to exercise its options for any of the four 767-200SFs, ABX Air would pay DHL $2.5 million for each such option that DHL elects to forego.

A copy of the press release is enclosed herewith as Exhibit 99.1.

ABX Air, Inc., is also a party to several other agreements with DHL, including an ACMI Service Agreement with DHL Network Operations (USA), Inc., and a Hub and Line-Haul Services Agreement with DHL Express (USA), Inc., both of which are dated August 15, 2003. Under the ACMI Service Agreement, ABX Air provides air cargo transportation services to DHL on a cost plus basis. Under the Hub and Line-Haul Services Agreement (which will terminate on August 15, 2009), ABX Air provides staff to conduct package handling, package sorting and airport facilities and equipment maintenance services for DHL, also on a cost plus basis. In addition, ABX and DPWN Holdings (USA), Inc. are parties to a Severance and Retention Agreement, dated August 15, 2008, which specifies employee severance, retention and other benefits that DHL reimburses to ABX Air for payment to its employees that are displaced in conjunction with DHL's U.S. restructuring plan. Copies of the ACMI Service Agreement and Hub and Line-Haul Services Agreement, together with amendments, and the Severance and Retention Agreement have been filed with the SEC.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.          Description
-------       -----------
99.1          Press Release issued by Air Transport Services Group on June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: June 01, 2009	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	ATSG Completes Aircraft Lease Option Agreement with DHL